United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2014

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Drive, Suite 600, Saint Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (314) 529-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 28, 2014, Perficient, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders. The holders of 29,196,509 shares of Common Stock, 85% of the outstanding shares entitled to vote as of the record date, were represented at the meeting in person or by proxy, and this amount represented a quorum.At the meeting, the stockholders voted on the following four proposals and cast their votes as follows to approve such proposals:

Proposal 1: To elect the following five nominees to the Company's board of directors, each to serve on the board of directors until the next annual meeting of stockholders or until his successor has been elected and qualified:

Nominees	Votes Cast For	Votes Withheld	Broker Non-Votes
Jeffrey S. Davis	24,691,426	976,567	3,528,516
Ralph C. Derrickson	24,725,397	942,596	3,528,516
John S. Hamlin	25,266,112	401,881	3,528,516
James R. Kackley	24,366,545	1,301,448	3,528,516
David S. Lundeen	23,808,872	1,859,121	3,528,516

Proposal 2: To approve the advisory resolution relating to the 2013 executive compensation:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
24,999,327	605,659	63,007	3,528,516

Proposal 3: To approve the Amended and Restated Perficient, Inc. 2012 Long Term Incentive Plan:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
23,338,246	2,267,810	61,937	3,528,516

Proposal 4: To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
26,803,470	2,362,166	30,873	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: May 28, 2014	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer